UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: February 17, 2023

(Date of earliest event reported: February 17, 2023)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REVRQ	*
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

* Revlon, Inc.’s Class A Common Stock began trading exclusively on the over-the-counter market on October 21, 2022 under the symbol REVRQ.

Emerging Growth Company
Revlon, Inc.	☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 17, 2023, Mr. D.J. (Jan) Baker, Esq., notified Revlon, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. The resignation is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices. Mr. Baker served on the Restructuring and Investigation Committees of the Board.

Upon effectiveness of Mr. Baker’s resignation, Mr. Paul Aronzon shall become the sole member of the Investigation Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023

REVLON, INC.

By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel

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